EXECUTION VERSION

PURCHASE AGREEMENT

dated as of

October 30, 2007

between

SGE (NEW YORK) ASSOCIATES,

as Seller

and

NORTHWESTERN CORPORATION,

as Purchaser

Purchase and Sale of

Interest in a Lease Transaction

EXECUTION VERSION

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Exhibit A        Form of Assignment and Assumption Agreement

Exhibit B	Form of Bill of Sale

Schedule 1	The Lease Transaction, the Asset and Purchase Price
Schedule 2	Certain Documents
Schedule 3	Additional Requirements
Appendix I	Definitions

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PURCHASE AGREEMENT

PURCHASE AGREEMENT, dated as of October 30, 2007 (this “Purchase Agreement”), between SGE (New York) Associates, a New York partnership (“Seller”), and NorthWestern Corporation, a Delaware corporation (“Purchaser”).

W I T N E S S E T H

WHEREAS, Seller owns the Lease Transaction (such terms, and other capitalized terms used herein without definition, being defined as provided in Section 1.1);

WHEREAS, Purchaser is the current Lessee referenced in the description of the Lease Transaction; and

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, all of Seller's right, title and interest in and to the Lease Transaction on the terms and conditions, and subject to the limitations and exclusions, set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE 1. DEFINITIONS

SECTION 1.1.	Defined Terms.

(a)           For purposes of this Purchase Agreement, capitalized terms used herein shall, unless otherwise expressly provided for or defined herein, have the respective meanings set forth in Appendix I hereto.

(b)           All references in this Purchase Agreement to sections, paragraphs, clauses, schedules, appendices and exhibits are to sections, paragraphs, clauses, schedules, appendices and exhibits in and to this Purchase Agreement unless otherwise indicated.

ARTICLE 2. SALE AND PURCHASE; OTHER AGREEMENTS

SECTION 2.1.	Sale and Purchase; Closing Date.

(a)           Subject to the terms and conditions set forth herein, on November 30, 2007, or such later date as the parties may agree or as Seller may direct pursuant to Section 2.1(b) (the “Closing Date”), Seller agrees to sell, transfer, convey and assign to Purchaser, and Purchaser agrees to purchase and accept from Seller, the Lease Transaction, and Purchaser agrees to assume Seller’s obligations pursuant to the Transaction Documents (the “Closing”). Notwithstanding anything else herein, Seller shall expressly retain the right to the payment of rent indicated on Part IV of Schedule 1 (which Purchaser shall pay to Seller at Closing) and the rights set forth in Section 5.1.

(b)           In the event the approval of the transaction contemplated hereunder by the Federal Energy Regulatory Commission (“FERC”) under Section 203 of the Federal Power Act is not obtained on or before December 14, 2007, Seller may, in its sole discretion, delay the

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Closing Date until January 7, 2008. Seller shall notify Purchaser in writing in the event Seller elects to delay the Closing Date in accordance with this Section 2.1(b).

SECTION 2.2.	Purchase Price; Payment.

(a)           The purchase price payable by Purchaser to Seller for the Lease Transaction on the Closing Date (the “Purchase Price”) shall be the amount shown on Part III of Schedule 1. The payment of the Purchase Price and other amounts due hereunder shall be payable in lawful currency of the United States of America in the manner contemplated by paragraph (b) of this Section 2.2.

(b)           Payment of the Purchase Price and any other amounts due to Seller on the Closing Date shall be made to the account of SGE (New York) Associates, account number 50050612 at Deutsche Bank, NY (ABA #021001033),by wire transfer of immediately available funds, or in such other manner or to such other account as Seller may direct in writing prior to the Closing Date.

SECTION 2.3.	Taxes.

Purchaser shall be responsible for payment of and shall indemnify Seller against any taxes, assessments and similar charges imposed by any United States federal or state government or any political subdivision of either thereof upon the sale, assignment or transfer of the Lease Transaction as contemplated hereby to the extent that such taxes are not the obligation of another Person (other than Purchaser or Seller) under the Transaction Documents; provided, that Seller shall cooperate with Purchaser with respect to mitigation of any such taxes and Purchaser shall deliver to Seller sales/use tax resale exemption certificates or other evidence of exemption as may be required or appropriate.

ARTICLE 3. CLOSING; CONDITIONS TO CLOSING

SECTION 3.1.	Time and Place of Closing.

The Closing in respect of the sale of the Lease Transaction shall take place at the offices of Leonard, Street and Deinard, P.A., 150 South Fifth Street, Suite 2300, Minneapolis, Minnesota 55402 (or at such other location as the parties hereto may agree) commencing at 11:00 a.m., Minneapolis time, on the Closing Date. If the Closing has not occurred by January 31, 2008, either party (so long as the failure to close has not occurred due to such party’s lack of good faith effort) may terminate this Agreement upon written notice.

SECTION 3.2.	Seller's Conditions to Closing.

The obligation of Seller to sell, assign, transfer and convey the Lease Transaction on the Closing Date as provided herein is subject to the compliance (to the reasonable satisfaction of Seller) on or before the Closing Date with, or the waiver by Seller on or before the Closing Date of, the following conditions precedent:

(a)           Consents Under Other Obligations; Governmental Authority, Notices and Approvals.

All approvals and consents of, or notices to, any Governmental Authority or any trustee or holder of any indebtedness or obligation of Seller, and all other legal actions which are required or advisable in connection with the transactions contemplated by the Transfer

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Documents, shall, to the reasonable satisfaction of Seller, have been duly obtained, given or accomplished, including without limitation: the requirements indicated on Schedule 3.

(b)	Closing Certificates.

Seller shall have received a certificate of a duly authorized officer of Purchaser to the effect that the representations and warranties of Purchaser set forth in Section 4.2 are true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date and that Purchaser has performed all agreements and satisfied all conditions set forth in this Purchase Agreement required to be performed on or before the Closing Date.

(c)	Litigation.

No action, suit, proceeding or investigation shall have been instituted or threatened before any Governmental Authority, nor shall any order, writ, judgment or decree have been issued or proposed to be issued by any Governmental Authority as of the Closing Date, which in any case questions the validity or legality of this Purchase Agreement, the transactions contemplated hereby or by the Transaction Documents, or the ability of either party hereto to consummate any of such transactions.

(d)	Documents to be Executed and Delivered.

This Purchase Agreement, the Bill of Sale acceptance, and the Assignment and Assumption Agreement shall have been duly authorized, executed and delivered by Purchaser. Purchaser shall have executed customary documents, including without limitation, an assignment (or an acknowledgment of an assignment) to a “qualified intermediary” as defined in Treasury Regulations Section 1.1031(k)-(1)(g)(4), and shall have taken such customary actions at Seller’s expense, as may reasonably be requested by Seller for Seller to be able to effectuate a “like-kind exchange” pursuant to Section 1031 of the Internal Revenue Code.

(e)	Purchase Price.

Purchaser shall have paid the Purchase Price for the Lease Transaction and other amounts due in the manner contemplated by Section 2.2.

(f)	Transfer Requirements.

Purchaser shall have duly taken such actions as are required to be taken by it under the Transaction Documents with respect to the transfer, sale and assignment of the Lease Transaction in accordance with the provisions of the Transaction Documents, and shall otherwise have satisfied or be in compliance with or obtained a waiver of the conditions or requirements under such Transaction Documents applicable to the transferee of the Lease Transaction.

(g)	Change in Law.

Since the date of this Agreement, no change shall have occurred in Applicable Law or interpretation thereof by any Governmental Authority, any of which, in the reasonable opinion of Seller, would make it illegal or unduly burdensome for Seller to fully perform its obligations under any Transfer Document.

(h)	Proceedings Satisfactory.

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All proceedings taken in connection with the transactions contemplated hereby and all documents and papers relating thereto shall be reasonably satisfactory to Seller and Seller's counsel, and Seller and such counsel shall have received copies of such documents and papers as Seller or such counsel may reasonably request in connection therewith, all in form and substance satisfactory to Seller and such counsel.

SECTION 3.3.	Purchaser's Conditions to Closing.

The obligation of Purchaser to acquire the Lease Transaction and to pay the Purchase Price on the Closing Date as provided herein is subject to the compliance (to the reasonable satisfaction of Purchaser) on or before the Closing Date with, or the waiver by Purchaser on or before the Closing Date of, the following conditions precedent:

(a)           Consents Under Other Obligations; Governmental Authority Notices and Approvals.

All approvals and consents of, or notices to, any Governmental Authority or any trustee or holder of any indebtedness or obligation of Purchaser, and all other legal actions which are required or advisable in connection with the transactions contemplated by the Transfer Documents, shall to the reasonable satisfaction of Purchaser have been duly obtained, given or accomplished, including without limitation: (i) the requirements indicated on Schedule 3; and (ii) application for and an order granting authorization by FERC, under Section 203 of the Federal Power Act.

(b)	Closing Certificates.

Purchaser shall have received a certificate of a duly authorized officer of Seller, dated the Closing Date, to the effect that the representations and warranties of Seller set forth in Section 4.1 are true and correct in all material respects on and as of the Closing Date with the same force and effect as though made on and as of such date and that Seller has performed all agreements and satisfied all conditions set forth in this Purchase Agreement required to be performed on or before the Closing Date.

(c)	Litigation.

No action, suit, proceeding or investigation shall have been instituted or threatened before any Governmental Authority, nor shall any order, writ, judgment or decree have been issued or proposed to be issued by any Governmental Authority as of the Closing Date, which in any case questions the validity or legality of this Purchase Agreement, the transactions contemplated hereby or by the Transaction Documents, or the ability of either party hereto to consummate any of such transactions.

(d)	Documents to be Executed and Delivered.

This Purchase Agreement, the Bill of Sale and the Assignment and Assumption Agreement shall have been duly authorized, executed and delivered by Seller.

(e)	Transfer Requirements.

Seller shall have duly taken such action and obtained such consents as are required to be taken or obtained by it under the Transaction Documents with respect to the transfer, sale and assignment of the Lease Transaction in accordance with the provisions of the Transaction Documents, and shall otherwise have satisfied or be in compliance with or obtained

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a waiver of the conditions or requirements under the Transaction Documents applicable to the transferor of the Lease Transaction.

(f)	Change in Law.

Since the date of this Agreement, no change shall have occurred in Applicable Law or interpretation thereof by any Governmental Authority, any of which, in the reasonable opinion of Purchaser, would make it illegal or unduly burdensome for Purchaser to fully perform its obligations under any Transfer Document or any of the Transaction Documents.

(g)           Proceedings Satisfactory. All proceedings taken in connection with the transactions contemplated hereby and all documents and papers relating thereto shall be reasonably satisfactory to Purchaser and Purchaser's counsel, and Purchaser and such counsel shall have received copies of such documents and papers as Purchaser or such counsel may reasonably request in connection therewith, all in form and substance satisfactory to Purchaser and such counsel.

ARTICLE 4. REPRESENTATIONS, WARRANTIES AND AGREEMENTS

SECTION 4.1.	Representations, Warranties and Agreements of Seller.

Seller represents and warrants to, and agrees with, Purchaser as follows:

(a)	Organization, Corporate Authority, Etc.

Seller is a partnership duly established, validly existing and in good standing under the laws of the State of New York, and is duly qualified to own or hold under lease its properties and carry on its business as presently conducted in each jurisdiction where the failure to be so qualified would have a material adverse effect on Seller's business. Seller has all requisite power and authority to enter into and perform its obligations under the Transfer Documents. Seller's principal place of business and chief executive office is located in Stamford, Connecticut.

(b)	Authorization, Etc.

This Purchase Agreement has been, and on or prior to the Closing Date the Assignment and Assumption Agreement and Bill of Sale will have been, duly authorized, executed and delivered by Seller. This Purchase Agreement does, and the Assignment and Assumption Agreement and Bill of Sale when executed and delivered will, assuming due authorization, execution, and delivery hereof and thereof by Purchaser, constitute the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms, except as enforcement of the terms hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, receivership, liquidation, moratorium or similar laws affecting enforcement of creditors' rights and remedies generally, as well as the award by courts of relief in lieu of specific performance of contractual provisions.

(c)	No Violation.

None of the execution, delivery or performance by Seller of this Purchase Agreement or any other Transfer Document, or the consummation by Seller of any of the transactions contemplated hereby or thereby, will contravene any Applicable Law binding on Seller or any of its property, or any provision of the articles of incorporation or bylaws of Seller, or will result in a breach of, or constitute a default under, or contravene any provision of, any

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agreement or instrument to which Seller is a party or by which Seller or any of its property is bound (which breach, default or contravention would have a material adverse effect on such execution, delivery or performance), assuming the approvals, consents and notices otherwise referenced herein are obtained.

(d)	No Consents and Approvals.

None of the execution, delivery or performance by Seller of this Purchase Agreement or any other Transfer Document, nor the consummation by Seller of any of the transactions contemplated hereby or thereby, requires (i) the consent, license, approval or authorization of, the giving of notice to, the registration, recording or filing of any documents with, or the taking of any other action in respect of, any Governmental Authority , or (ii) stockholder approval or the approval or consent of any trustee or holders of any indebtedness of Seller, except such as have been obtained or effected on or prior to the effective date hereof or are to be obtained or effected on or prior to the Closing Date.

(e)	Prior Transfers.

Seller is and immediately prior to the Closing will be the sole owner of the Lease Transaction.

(f)	Securities Laws.

Neither Seller nor anyone authorized to act on its behalf has directly or indirectly offered the Lease Transaction or security (as defined in Section 2(l) of the Securities Act) relating to an interest in the Lease Transaction for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person in violation of the registration provisions of the Securities Act, and Seller will not directly or indirectly make any such offer, solicitation or sale in violation of such provisions of the Securities Act; provided, that the foregoing shall not be deemed to impose on Seller any responsibility with respect to any such offer, sale or solicitation by Purchaser.

(g)	No Defaults.

Seller is not in default under any of the Transaction Documents (other than any default caused by a default by Purchaser under the Transaction Documents), any mortgage, deed of trust, indenture, or other instrument or agreement to which it is a party or by which it or any of its properties or assets may be bound, which default or defaults, as the case may be, would have, in the aggregate, a material adverse effect on Seller, the arrangements or transactions described in the Transaction Documents, or on any of the transactions contemplated by, or on Seller's ability to perform its obligations under, this Purchase Agreement or any other Transfer Document to which it is a party.

(h)	Transaction Documents.

To the best of Seller’s knowledge after due inquiry, all material Transaction Documents relating to the Lease Transaction are included in the list on Schedule 2.

(i)	Title; Transfer Documents.

Pursuant to the Assignment Agreement and Bill of Sale, Seller will convey to Purchaser good and marketable title to the Lease Transaction, free and clear of all Liens (other than as may be indicated in the Transaction Documents) created by or arising through Seller.

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(j)	No Material Litigation.

There are no pending or, to the best of Seller's knowledge, threatened investigations, actions, suits or proceedings against Seller or affecting Seller or its properties before any Governmental Authority, which would individually or in the aggregate materially adversely affect the consummation of the transactions contemplated by, or the performance by Seller of its obligations under, this Purchase Agreement or any other Transfer Document to which it is a party.

(k)

Condition of the Asset; Limitations on Representations, Warranties and Liabilities. PURCHASER ACKNOWLEDGES THAT THE SALE OF THE LEASE TRANSACTION HEREUNDER IS BEING MADE ON AN “AS IS” AND “WHERE IS” BASIS. EXCEPT AS SPECIFICALLY SET FORTH IN THIS PURCHASE AGREEMENT, SELLER MAKES NO, HEREBY DISCLAIMS ANY, AND PURCHASER HEREBY WAIVES ALL, OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER CONCERNING THE LEASE TRANSACTION OR THE ASSET INCLUDING, WITHOUT LIMITATION, THE SELECTION, QUALITY, OR CONDITION THEREOF, OR MERCHANTABILITY, SUITABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, THE OPERATION, PERFORMANCE OR MAINTENANCE THEREOF, PATENT INFRINGEMENT, ENVIRONMENTAL, PROPERTY OR USE ISSUES OR THE LIKE OR AS TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS OR BUSINESS OF THE LESSEE, THE TRANSACTIONS CONTEMPLATED HEREBY, THE ANTICIPATED OR EXPECTED RESULTS THEREOF TO PURCHASER, INCLUDING, WITHOUT LIMITATION, THE TAX CONSEQUENCES TO PURCHASER OF SUCH TRANSACTIONS UNDER FEDERAL, STATE OR LOCAL LAWS, OR ANY OTHER MATTER WHATSOEVER. SELLER ALSO DISCLAIMS AND PURCHASER WAIVES ANY OBLIGATION OR LIABILITY TO PURCHASER FOR LOSS OR INTERRUPTION OF USE, REVENUE, PROFIT OR BUSINESS, AND FOR INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES.

SECTION 4.2.	Representations, Warranties and Agreements of Purchaser.

Purchaser represents and warrants to, and agrees with, Seller as follows:

(a)	Organization, Corporate Authority, Etc.

Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to own or hold under lease its properties and carry on its business as presently conducted in each jurisdiction where the failure to be so qualified would have a material adverse effect on Purchaser's business. Purchaser has all requisite power and authority to enter into and perform its obligations under this Purchase Agreement and the Assignment and Assumption Agreement. Purchaser's principal place of business and chief executive office is located in Sioux Falls, South Dakota.

(b)	Authorization, Etc.

This Purchase Agreement has been, and on or prior to the Closing Date the other Transfer Documents to which Purchaser is a party will have been, duly authorized, executed and delivered by Purchaser. This Purchase Agreement does, and the other Transfer Documents to which Purchaser is a party when executed and delivered will, assuming the due authorization, execution, and delivery hereof and thereof by Seller, constitute the legal, valid and binding

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obligations of Purchaser, enforceable against it in accordance with their respective terms, except as enforcement of the terms hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, receivership, liquidation, moratorium or similar laws affecting enforcement of creditors' rights and remedies generally, as well as the award by courts of relief in lieu of specific performance of contractual provisions.

(c)	No Violation.

None of the execution, delivery or performance by Purchaser of this Purchase Agreement or any other Transfer Document, or the consummation by Purchaser of any of the transactions contemplated hereby or thereby, will contravene any Applicable Law binding on Purchaser or any of its property, or any provision of the Certificate of Incorporation or Bylaws of Purchaser, or will result in a breach of, or constitute a default under, or contravene any provision of, any agreement or instrument to which Purchaser is a party or by which Purchaser or any of its property is bound (which breach, default, or contravention would have a material adverse effect on such execution, delivery or performance), assuming the approvals, consents and notices otherwise referenced herein are obtained.

(d)	No Consents or Approvals.

None of the execution, delivery or performance by Purchaser of this Purchase Agreement or any other Transfer Document to which it is a party, nor the consummation by Purchaser of any of the transactions contemplated hereby or thereby, requires (i) the consent, license, approval or authorization of, the giving of notice to, the registration, recording or filing of any documents with, or the taking of any other action in respect of, any Governmental Authority, or (ii) stockholder approval or the approval or consent of any trustee or holders of any indebtedness of Purchaser, except such as has been obtained or effected on or prior to the effective date hereof or are to be obtained or effected on or prior to the Closing Date.

(e)	Securities Laws.

Neither Purchaser nor anyone authorized to act on its behalf has directly or indirectly offered the Lease Transaction or security (as defined in Section 2(l) of the Securities Act) relating to an interest in the Lease Transaction for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person in violation of the registration provisions of the Securities Act, and Purchaser will not directly or indirectly make any such offer, solicitation or sale in violation of such provisions of the Securities Act; provided, that the foregoing shall not be deemed to impose on Purchaser any responsibility with respect to any such offer, sale or solicitation by Seller.

(f)	No Defaults.

Purchaser is not in default under any of the Transaction Documents, any mortgage, deed of trust, indenture, or other instrument or agreement to which it is a party or by which it or any of its properties or assets may be bound, which default or defaults, as the case may be, would have, in the aggregate, a material adverse effect on Purchaser, the arrangements or transactions described in the Transaction Documents, or on any of the transactions contemplated by, or on Purchaser's ability to perform its obligations under, this Purchase Agreement or any other Transfer Document to which it is a party.

(g)	No Material Litigation.

There are no pending or, to the best of Purchaser's knowledge, threatened investigations, actions, suits or proceedings against Purchaser or affecting Purchaser or its

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properties before any Governmental Authority, which would individually or in the aggregate materially adversely affect the consummation of the transactions contemplated by, or the performance by Purchaser of its obligations under, this Purchase Agreement or any other Transfer Document to which it is a party.

(h)	ERISA.

Purchaser is not intending to purchase and will not purchase the Lease Transaction with the assets of an employee benefit plan (or its related trust) as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time, or with the assets of any plan (or its related trust) as defined in Section 4975(e)(1) of the Code.

(i)	Acquisition for Investment.

Purchaser is acquiring the Lease Transaction hereunder for its own account for investment and not with a view to, or for sale in connection with, any distribution of any portion thereof or any beneficial interest therein, and Purchaser understands and agrees that any transfer of the Lease Transaction or any portion thereof or any beneficial interest therein may only be made in compliance with the Securities Act and other Applicable Law.

(j)	Net Worth.

Purchaser has, and shall at the time of the Closing continue to have, a net worth of at least $50 million (as determined in accordance with generally accepted accounting principles). In the event of an assignment of this Purchase Agreement by Purchaser to an affiliate in accordance with Section 6.6, either (i) such assignee shall have a net worth of at least $50 million (as determined in accordance with generally accepted accounting principles) at the time of the Closing or (ii) the provision in the Transaction Documents that the Owner Participant shall remain secondarily liable unless the transferee of the Lease Transaction has a net worth of at least $50 million at the time of transfer shall have been waived by the required parties.

(k)         Montana Public Service Commission. The execution and delivery of this Purchase Agreement and every other Transfer Document, and the consummation of the transaction provided for hereunder, require no approval or authorization of the Montana Public Service Commission under the Montana Code Annotated.

ARTICLE 5. RESERVED RIGHTS; INDEMNIFICATION; FILINGS

SECTION 5.1.	Reserved Rights.

(a)           Purchaser and Seller recognize and agree that Seller will continue to be entitled to all benefits accrued and all rights vested pursuant to any and all Transaction Documents in respect of the period prior to the Closing Date, including, without limitation, all rights to indemnification in respect of tax and other matters. Purchaser agrees that, in all matters relating to any such rights, it shall act in a manner consistent with, and not in derogation of, any rights of Seller under such Transaction Documents. Without limiting the generality of the foregoing, Seller and Purchaser agree to take all action reasonably necessary to facilitate the realization by each of them of their respective rights under each Transaction Document.

(b)           If Purchaser shall receive any amount under any Transaction Document or otherwise relating to the transactions contemplated thereby to which Seller is entitled with respect to the period prior to the Closing Date (“Prior Claims”), Purchaser shall promptly remit

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such amount to Seller (together with, to the extent not paid over within five Business Days following receipt, interest at the Prime Rate from the date of receipt by Purchaser to the date of payment to Seller) and until so delivered any such amount received by Purchaser shall be received and held in trust by Purchaser for the benefit of Seller. If, on or after the Closing Date with respect to any Transaction Document, Seller shall receive any amount relating to the Lease Transaction (other than any amount received in respect of a Prior Claim) owed to Purchaser, Seller shall promptly remit such amount to Purchaser (together with, to the extent not paid over within five Business Days following receipt, interest at the Prime Rate from the date of receipt by Seller to the date of payment to Purchaser), and until so delivered any such amount received by Seller shall be received and held in trust by Seller for the benefit of Purchaser. Notwithstanding anything to the contrary, Seller shall expressly retain the right to the payment of rent as indicated on Part IV of Schedule I.

SECTION 5.2.	Indemnification.

(a)           Notwithstanding the assumption by Purchaser of the obligations under the Transaction Documents to which Seller is a party, Seller and Purchaser agree that, as between themselves, Purchaser shall have no liability or obligation as a result of, and Seller shall indemnify and hold Purchaser and its respective successors, assigns, agents, employees and affiliates (together, the “Purchaser Indemnified Parties”) harmless (on an after tax basis) against, and shall pay and reimburse the Purchaser Indemnified Parties for any loss, cost or other expense incurred, including reasonable attorney's fees, arising out of (1) the breach of any representation or warranty of Seller set forth in this Purchase Agreement or in any agreement, certificate, schedule, or other instrument delivered to Purchaser pursuant hereto; (2) the breach of any of the covenants or agreements of Seller contained in or arising out of this Purchase Agreement or the transactions contemplated hereby; (3) any failure by Seller to comply with the terms of the Transaction Documents to which it is a party prior to the Closing Date; or (4) any liabilities or obligations of Seller under the Transaction Documents for the period prior to the Closing Date.

(b)           Seller shall have no liability or obligation as a result of, and Purchaser shall indemnify and hold Seller and its respective successors, assigns, agents, employees and affiliates (together, the “Seller Indemnified Parties”) harmless (on an after tax basis) against, and shall pay and reimburse the Seller Indemnified Parties for any loss, cost or other expense incurred, including reasonable attorney's fees, arising out of (1) the breach of any representation or warranty of Purchaser set forth in this Purchase Agreement or in any agreement, certificate, schedule, or other instrument delivered to Seller pursuant hereto; (2) the breach of any of the covenants or agreements of Purchaser contained in or arising out of this Purchase Agreement or the transactions contemplated hereby; (3) any failure by Purchaser to comply with the terms of the Transaction Documents assumed by Purchaser pursuant to the Transfer Documents on or after the Closing Date; (4) any liabilities or obligations of Purchaser under the Transaction Documents for the period on or after the Closing Date; or (5) any claims or actions (by any Person) related to any Montana Governmental Authority or the Applicable Law related thereto with respect to this Purchase Agreement, the Transfer Documents, or the transactions contemplated hereby or thereby; provided, however, that Purchaser shall not be required to indemnify the Seller Indemnified Parties in connection with any approval or consent which is both (i) in no way related to the Montana Public Service Commission (or any successor thereto), and (ii) required to be obtained by any of the Seller Indemnified Parties with respect to this Purchase Agreement, the Transfer Documents, or the transactions contemplated hereby or thereby, unless such indemnity is required under this Purchase Agreement pursuant to a provision other than this clause (5).

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SECTION 5.3.	Cooperation; Filings.

Each of the parties hereto agrees to promptly use reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper or advisable under Applicable Law or otherwise (including to fulfill the requirements and conditions herein), to consummate the transactions contemplated by this Purchase Agreement and each other Transfer Document. Without limiting the foregoing, Purchaser agrees to exercise all commercially reasonable efforts to obtain the FERC approval set forth in Section 3.3(a)(ii) hereof prior to November 30, 2007. Notwithstanding anything else to the contrary, Purchaser, at its expense, shall be solely responsible for making, revising and updating all notices, filings, permits, recordings and similar matters with Governmental Authorities related to the transactions described herein or otherwise related hereto, including without limitation (i) all of the foregoing necessary or advisable to perfect, protect or otherwise secure the first priority rights, title and interest of the holders of the Notes and the Indenture Trustee, and (ii) Uniform Commercial Code financing statements in any applicable jurisdiction related to the Owner Participant / Seller’s role in the Transaction Documents and the transactions indicated therein.

ARTICLE 6. MISCELLANEOUS

SECTION 6.1.	Transaction Costs and Expenses.

Notwithstanding anything to the contrary, Purchaser agrees to pay the reasonable fees and expenses of counsel and any other reasonable costs or expenses incurred by any of itself, each Participant, each Owner Trustee and the Indenture Trustee in connection with the transaction contemplated hereby and shall not have any right to payment, reimbursement or indemnity for such fees and expenses as against any other party. Purchaser shall pay such fees, costs and expenses even if the contemplated transaction is not consummated. Seller shall be responsible for its own fees and expenses in connection with the transaction contemplated hereby.

SECTION 6.2.	Brokers, Finders, etc.

Each party represents to the other that it has dealt with no broker or finder in connection with the transactions contemplated hereby, and no broker or Person acting on such a party's behalf is entitled to any brokerage fee, financial advisory fee, commission or finder's fee in connection with such transactions; provided, however, Purchaser has retained West LB as its financial advisor and Purchaser shall be responsible for all costs, fees and expenses related to West LB.

SECTION 6.3.	Announcements.

Purchaser and Seller will consult with each other regarding press releases or other public announcements related to this Purchase Agreement, the Assignment and Assumption Agreement and any other Transaction Document, and the transactions contemplated hereby or thereby, and neither Purchaser nor Seller shall issue any such press release or announcement without the prior written consent of the other, except as otherwise required by Applicable Law.

SECTION 6.4.	Counterparts; Effective Date.

This Purchase Agreement may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. This Purchase Agreement shall become effective as

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of the later of the dates set forth below under the signatures of the officers of the parties hereto on the execution page hereof.

SECTION 6.5.	Amendments, Etc.; Entire Purchase Agreement.

Subject to the provisions of Section 5.1 hereof, this Purchase Agreement, the Bill of Sale and the Assignment and Assumption Agreement contain the entire agreement of the parties with respect to the subject matter hereof and thereof, and supersede all prior or contemporaneous agreements and understandings between the parties, whether written or oral (provided, however, for the avoidance of doubt, nothing herein or otherwise shall effect Purchaser’s obligations under the Transaction Documents unrelated to the owner participant interest). Neither this Purchase Agreement, the Bill of Sale nor the Assignment and Assumption Agreement, nor any of the terms hereof or thereof may be terminated, amended, supplemented, waived or modified orally, but only by a written instrument which purports to terminate, amend, supplement, waive or modify this Purchase Agreement, the Bill of Sale and the Assignment and Assumption Agreement, or any of the terms hereof or thereof, signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. No provision of this Purchase Agreement shall be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in such an instrument. No delay on the part of any party in the exercise of any right, power or privilege hereunder shall operate as a waiver thereof. No waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The schedules, exhibits and appendices attached to this Purchase Agreement constitute a part of this Purchase Agreement and are incorporated herein by reference as if set forth in full in the main body of this Purchase Agreement.

SECTION 6.6.	Successors and Assigns.

This Purchase Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and assigns. Prior to the Closing, Purchaser may assign this Purchase Agreement without the consent of Seller to any affiliate, it being understood and agreed that no such transfer or assignment shall in any way release Purchaser from its obligations and liabilities hereunder.

SECTION 6.7.	Governing Law.

This Purchase Agreement, including all matters of construction, validity and performance, shall in all respects be governed by, and construed in accordance with, the law of the State of New York applicable to contracts made in such state and to be performed entirely within such state, without giving effect to principles relating to conflicts of law.

SECTION 6.8.	Notices, Etc.

All notices, offers, acceptances, approvals, waivers, requests, demands, declarations and other communications hereunder or under any instrument, certificate or other instrument delivered in connection with the transactions described herein shall be in writing, shall be addressed as provided below and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service, (c) if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (d) if sent by prepaid telegram or by telex and confirmed, or (e) if sent by any electronic data transmission equipment (followed by

EXECUTION VERSION

first class mail) and confirmed. Notice so given shall be effective upon receipt; provided, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. For the purposes of notice, the address of the parties shall be as set forth below; provided, that any party shall have the right to change its address for notice hereunder to any other location by the giving of prior notice to the other party in the manner set forth hereinabove. The initial addresses of the parties hereto are as follows:

Seller:	SGE (NEW YORK) ASSOCIATES

120 Long Ridge Road

Stamford, CT 06927

Attention: Peter Tom

Fax: 203-357-4890

With a required copy to:

GE Energy Financial Services, Inc.

120 Long Ridge Road

Stamford, CT 06927

Attention: William Bradley, Esq.

Fax: 203-357-6632

Purchaser:	Northwestern Corporation

125 South Dakota Avenue

Sioux Falls, SD 57104

Attention: Thomas J. Knapp, Esq.

Fax: 419-831-5057

With a required copy to:

LEONARD, STREET AND DEINARD, P.A.

150 South Fifth Street

Suite 2300

Minneapolis, MN 55402

Attention: Tammie S. Ptacek

Fax: 612-335-1657

SECTION 6.9.	Severability of Provisions.

Any provision of this Purchase Agreement that is prohibited or unenforceable in any respect in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof (which shall remain in full force and effect in such jurisdiction) and shall be construed in order to carry out the intentions of the parties hereto as nearly as may be possible, and such shall not affect the validity or enforceability of such provision in any other jurisdiction.

SECTION 6.10.	Headings, Etc.

The headings and the table of contents used herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof, or in any way affect the

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construction of, or be taken into consideration in interpreting, this Purchase Agreement. Any reference to a specific section or Section number shall be interpreted as a reference to that Section of this Purchase Agreement unless otherwise expressly provided.

SECTION 6.11.	Survival.

The representations, warranties and covenants of the parties contained in this Purchase Agreement, the Assignment and Assumption Agreement or in any instrument, certificate or other document delivered in connection herewith or therewith, shall survive execution and delivery hereof and of the Assignment and Assumption Agreement.

SECTION 6.12.	Further Assurances.

Seller and Purchaser shall do and perform such further acts and execute and deliver such further instruments as may be required by Applicable Law or reasonably requested by either party to carry out and effectuate the purposes of this Purchase Agreement and any other Transfer Documents and to more effectively put Purchaser in possession and control of the Lease Transaction.

SECTION 6.13.	Tax Consequences.

Seller shall have no liability for the income tax consequences to Purchaser and, subject to the second sentence of Section 3.2(d), Purchaser shall have no liability for the income tax consequences to Seller as a result of the purchase or sale of the Lease Transaction contemplated hereby. From and after the Closing Date, neither Seller nor any affiliate of Seller will claim any tax benefits, file any tax returns, or take any other action that would be inconsistent with the status of Purchaser as the owner participant of the Lease Transaction for federal, state and local tax purposes, except for the period of Seller's ownership prior to the Closing Date.

SECTION 6.14.	Due Diligence and Limited Recourse.

Purchaser acknowledges and agrees that: (i) it has had a full and adequate opportunity to independently perform, and has independently performed to the extent Purchaser deems necessary or advisable, its own investigation, due diligence and appraisal of the creditworthiness of the other parties to the Transaction Documents, the value of the Asset, the Lease Transaction, and the rights, liabilities and obligations related thereto; (ii) it is relying on its own inspection and due diligence (and not any assurances or statements from Seller) in entering into this Purchase Agreement and purchasing the Lease Transaction; (iii) as the current Lessee under the Transaction Documents, it is knowledgeable and aware of the Transaction Documents, the transactions and arrangements described therein, and the Lease Transaction; and (iv) Seller's obligations with respect to the Lease Transaction and the transactions related to this Purchase Agreement shall be limited to the representations, warranties and covenants of Seller set forth herein and in the Assignment and Assumption Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year set forth below under the signatures of their respective officers.

SELLER:	SGE (NEW YORK) ASSOCIATES
By its Manager, General Electric Capital Corporation
	By:	/s/ Randall F. Hornick
Its Authorized Signatory

October 30, 2007

PURCHASER:	NORTHWESTERN CORPORATION

	By:	/s/ Paul J. Evans
	Name:	Paul J. Evans
	Title:	Treasurer
October 30, 2007

[Signature Page to Northwestern Lease Transaction Purchase Agreement]

EXECUTION VERSION

EXHIBIT A

ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of the later of the dates set forth below the signatures hereto, (this “Agreement”), between SGE (New York) Associates, a New York Partnership (“Seller”), and NorthWestern Corporation, a Delaware corporation (“Purchaser”).

SECTION 1. Definitions. For purposes of this Agreement, the following specific terms shall have the respective meanings set forth below.

Asset shall mean the property that is subject to the Transaction Documents, as further described in Part II of Schedule 1 hereto.

Indenture Trustee shall mean the Person identified as such in Schedule 1 to this Agreement or the successor thereto.

Lien shall mean any mortgage, pledge, security interest, encumbrance, lien, easement, servitude or charge of any kind.

Loan Participants shall mean the Persons identified as such in Schedule 1 to this Agreement or the successors thereto.

Owner Trustee shall mean the Person identified as such in Schedule 1 to this Agreement or the successor thereto.

Person shall mean any individual, corporation, limited liability company, partnership, joint venture, business association, joint stock company, trust or unincorporated organization or any government or political subdivision thereof or any governmental agency.

Purchase Agreement shall mean the Purchase Agreement dated as of October 30, 2007 between the Seller and Purchaser.

Transaction shall mean the Lease Transaction identified in Part I of Schedule 1 hereto.

Transaction Documents shall mean all of the agreements, instruments, certificates, financing statements and other documents of any nature executed in connection with the Transaction, including any amendments, modifications or supplements thereof from time to time, including the documents listed on Schedule 2 to this Agreement and all Operative Documents.

Capitalized terms used herein without definition shall have the meanings assigned to them in or by reference to the Transaction Documents.

SECTION 2. Sale and Assignment. (a) Seller, for good and valuable consideration to it, receipt of which is hereby acknowledged, does hereby assign, transfer, sell and convey unto Purchaser all of Seller’s right, title and interest in and to the Transaction, subject to no Liens (other than as may be indicated in the Transaction Documents) created by or arising through Seller.

(b) EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT AND THE PURCHASE AGREEMENT, THE SALE OF THE TRANSACTION IS ON AN “AS IS” AND “WHERE IS” BASIS AND SELLER MAKES NO, HEREBY DISCLAIMS ANY, AND PURCHASER HEREBY WAIVES ALL, OTHER REPRESENTATIONS OR WARRANTIES,

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EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER CONCERNING THE TRANSACTION OR THE ASSET INCLUDING, WITHOUT LIMITATION, THE SELECTION, QUALITY, OR CONDITION THEREOF, OR MERCHANTABILITY, SUITABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, THE OPERATION, PERFORMANCE OR MAINTENANCE THEREOF, PATENT INFRINGEMENT, ENVIRONMENTAL, PROPERTY OR USE ISSUES OR THE LIKE OR AS TO THE FINANCIAL CONDITION, RESULTS OF OPERATIONS OR BUSINESS OF THE LESSEE, THE TRANSACTIONS CONTEMPLATED HEREBY, THE ANTICIPATED OR EXPECTED RESULTS THEREOF TO PURCHASER, INCLUDING, WITHOUT LIMITATION, THE TAX CONSEQUENCES TO PURCHASER OF SUCH TRANSACTIONS UNDER FEDERAL, STATE OR LOCAL LAWS, OR ANY OTHER MATTER WHATSOEVER. SELLER ALSO DISCLAIMS AND PURCHASER WAIVES ANY OBLIGATION OR LIABILITY TO PURCHASER FOR LOSS OR INTERRUPTION OF USE, REVENUE, PROFIT OR BUSINESS, AND FOR INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES.

SECTION 3. Assumption. Subject to Section 5.1 of the Purchase Agreement, (a) Purchaser hereby (i) assumes the duties and obligations of Seller / “Owner Participant” under the Transaction Documents, (ii) shall hereafter be deemed a party to the Transaction Documents as “Owner Participant”, (iii) confirms that it has the requisite corporate power and authority to enter into and carry out the transactions contemplated by the Transaction Documents, (iv) makes, with respect to itself as of the date hereof, the representations and warranties of the “Owner Participant” contained in the Transaction Documents mutatis mutandis; and (v) agrees that it shall be bound by all the terms of, and undertakes all the obligations of Seller / “Owner Participant” contained in, the Transaction Documents. Each of the foregoing is for the benefit of Seller, Lessee, Owner Trustee, Indenture Trustee, and each Loan Participant.

(b) Purchaser and Seller hereby covenant and agree to execute and to deliver to the other parties to the Transaction Documents from time to time such other documents, instruments and agreements as they reasonably may request in order to further evidence the assignment, assumption and substitution effected hereby or otherwise to carry out the purposes and intent of this Agreement.

(c) Upon the effectiveness hereof, Seller shall be released and discharged from each obligation, liability or duty pursuant to the Transaction Documents arising or accruing on or after the date of effectiveness hereof and Purchaser shall be substituted in lieu of Seller as a party to each of the Transaction Documents to which Seller is a party.

SECTION 4. Representations and Warranties of Purchaser.

Purchaser represents and warrants to Seller, Lessee, Owner Trustee, Indenture Trustee, and each Loan Participant as follows:

(a) Organization, Corporate Authority, Etc. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to own its properties and carry on its business in each jurisdiction where the failure to be so qualified would have a material adverse effect on Purchaser's business. Purchaser has all requisite power and authority to enter into and perform its obligations under this Agreement and each Transaction Document.

(b) Authorization, Etc. This Agreement has been duly authorized, executed and delivered by Purchaser and Purchaser has the requisite power and authority to enter into and carry out the transactions contemplated by the Transaction Documents. This Agreement and each of the Transaction Documents, by virtue of this Agreement, constitutes, assuming the due authorization, execution, and delivery hereof by Seller and of the Transaction Documents by

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each of the other parties thereto, the legal, valid and binding obligation of Purchaser, enforceable against it in accordance with its terms, except as enforcement of the terms hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting enforcement of creditors' rights generally, as well as the award by courts of relief in lieu of specific performance of contractual provisions.

(c) No Violation. None of the execution, delivery or performance by Purchaser of this Agreement, or the consummation of any of the transactions contemplated hereby will contravene any provision of, or create a relationship which would be in violation of, any applicable laws, orders or regulations, or any provision of the organizational documents of Purchaser, or will result in a breach of, or constitute a default under, or contravene any provision of, any agreement or instrument to which Purchaser is a party or by which Purchaser or any of its property is bound (which breach, default, or contravention would have a material adverse effect on such execution, delivery or performance).

(d) No Consents or Approvals. None of the execution, delivery or performance by Purchaser of this Agreement or the performance by Purchaser of the obligations under the Transaction Documents, nor the consummation by Purchaser of any of the transactions contemplated hereby or thereby requires the consent or approval of, the giving of notice to, the registration, recording or filing of any documents with, or the taking of any other action in respect of, any governmental authority, except such as has been obtained or effected on or prior to the effective date hereof.

(e) ERISA. Purchaser is not purchasing the Transaction with the assets of an employee benefit plan (or its related trust) as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), or with the assets of any plan (or its related trust) as defined in Section 4975(e)(1) of the Internal Revenue Code (as amended).

(f) No Litigation. There are no actions, suits or proceedings, whether or not purportedly on behalf of Purchaser, pending or (to the knowledge of Purchaser) threatened against or affecting Purchaser or any property rights of Purchaser at law or in equity, or before any commission or other administrative agency, which, if determined adversely to Purchaser would materially and adversely affect its ability to perform its obligations under the Transaction Documents.

(g) Acquisition for Investment. Purchaser is acquiring the Transaction for its own account for investment and not with a view to, or for sale in connection with, any distribution of any portion thereof or any beneficial interest therein, and Purchaser understands and agrees that any transfer of the Transaction or any portion thereof or any beneficial interest therein may only be made in compliance with the Securities Exchange Act of 1933, as amended, and other applicable law, subject to the Transaction Documents to which it is or will become subject.

(h) Transfer of Interest. Neither Purchaser nor any affiliate thereof nor anyone authorized by it has offered the Transaction or any similar interests for sale to, or solicited offers to acquire any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than Seller; and Purchaser agrees that neither it nor any affiliate thereof nor anyone authorized by it has sold or offered or will sell or offer the Transaction or any similar interests for sale to, or has solicited or will solicit any offer to acquire any of the same from, or has otherwise approached or negotiated or will otherwise approach or negotiate in respect thereof with, any person or persons so as to bring the offering and sale of the Transaction or any part thereof within the registration requirements of the Securities Act.

(i) Net Worth and Purchaser Obligations. As of the Closing Date, Purchaser has a net worth of at least $50 million (as determined in accordance with generally accepted accounting

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principles). Nothing herein or otherwise shall effect Purchaser’s obligations under the Transaction Documents unrelated to the owner participant interest (such as Purchaser’s obligation to pay rent as lessee, etc.).

SECTION 5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the parties hereto and their respective successors and assigns and shall inure to the benefit of the other parties to the Transaction Documents and their respective successors and assigns.

SECTION 6. Governing Law. This Agreement, including all matters of construction, validity and performance, shall in all respects be governed by, and construed in accordance with, the law of the State of New York applicable to contracts made in such state and to be performed entirely within such state, without giving effect to principles relating to conflicts of law.

SECTION 7. Counterparts; Effective Date. This Agreement may be executed by the parties hereto in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. This Agreement shall become effective as of the later of the dates set forth below under the signatures of the officers of the parties hereto on the execution page hereof (“Effective Date”).

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year set forth below under the signatures of their respective officers.

SELLER:	SGE (NEW YORK) ASSOCIATES

By:

Its

, 2007

PURCHASER:	NORTHWESTERN CORPORATION

By:
Name:
Title:
, 2007

[Signature Page to Assignment and Assumption Agreement]

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